EXHIBIT 2.1

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Patrick J. Neligan, Jr.
State Bar No. 14866000
Mark E. Andrews
State Bar No. 01253520
NELIGAN, ANDREWS & FOLEY, LLP
1700 Pacific Avenue, Suite 2600
Dallas, Texas  75201
Telephone:        (214) 840-5300
Facsimile:        (214) 840-5301
COUNSEL FOR DEBTORS AND
DEBTORS-IN POSSESSION


                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION


IN RE:   HOSPITALITY COMPANIES, INC.,         ss.     CASE NO. 00-30768-BJH-11
                                              ss.
HCI ACQUISITION 1998-1, INC.,                 ss.
d/b/a Restaurant Equipment and Supply Co.     ss.     CASE NO. 00-30769-SAF-11
d/b/a Spener Restaurant Design,               ss.
                                              ss.
HCI ACQUISITION 1998-2, INC. d/b/a            ss.     CASE NO. 00-30770-BJH-11
Precision Stainless Fabricators,              ss.
                                              ss.
NOR-TEX DISTRIBUTING, INC.,                   ss.     CASE NO. 00-30771-HCA-11
                                              ss.
SHACKELFORD, INCORPORATED                     ss.     CASE NO. 00-30772-SAF-11
d/b/a Relco Refrigerated Co.,                 ss.
                                              ss.
SHEPHERD FOOD EQUIPMENT, INC.,                ss.     CASE NO. 00-30773-RCM-11
d/b/a Global Shepherd Food Equipment,         ss.     Jointly Administered Under
                                              ss.     Case No. 00-30768-BJH-11
         Debtors.                             ss.     (Chapter 11)


                   MODIFICATION TO THE DEBTORS' JOINT PLAN OF
          REORGANIZATION PROPOSED BY THE DEBTORS DATED AUGUST 21, 2000
          ------------------------------------------------------------


         The Debtors, Hospitality Companies, Inc., jointly administered with HCI Acquisition 1998-1, Inc. d/b/a Restaurant Equipment & Supply Co., d/b/a Spener Restaurant Design, HCI Acquisition 1998-2, Inc. d/b/a Precision Stainless Fabricators, Nor-Tex Distributing, Inc., Shackelford, Inc. d/b/a Relco Refrigeration Co., and Shepherd Food Equipment, Inc. d/b/a Global Shepherd Food ("Debtors") file this their Modification to the Debtors' Joint Plan of Reorganization Proposed by Debtors Dated August 21, 2000.

         1. The sections defining the Plan's terms will be amended to read as follows. All deletions are struck out and all additions are in bold italics.


MODIFICATION TO THE DEBTORS JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS DATED AUGUST 21, 2000 - Page - 1

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                                    ARTICLE I

                                   DEFINITIONS

         1.01 Defined Terms In addition to such other terms as are defined in other sections of this Plan, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural, masculine and feminine forms of the terms defined).

         (ii) "New Bylaws" means the respective bylaws of each of the Post Confirmation Debtors subsequent to either the reincorporation mergers or the retention of the existing charters, as described in this Plan.

         (jj) "Delaware Certificates" means the respective Certificates of Incorporation of each of the Post Confirmation Debtors subsequent to the option to utilize a reincorporation mergers as described in this Plan.

         (ggg) "Plan Shares" means: 1) any shares of common stock of each of the Post Confirmation Debtors issued to the holders of Class 2 Allowed General Unsecured Claims and to HFG pursuant to section 1145 of the Bankruptcy Code; or
2) any share of common stock of any private corporate entity that is issued in any such transaction where the private corporate entity becomes the successor to the Debtor pursuant to ss. 1145 of the Bankruptcy Code. Plan Shares may be certificated or uncertificated, as those terms are utilized in Article 8 of the Uniform Commercial Code, as the Board of Directors of the Post Confirmation Debtor determines is necessary to fulfill the purpose of the Plan while minimizing costs and delays.

         (hhh) "Post Confirmation Debtor" means each of the Target Debtors subsequent to the Confirmation Date. As soon as practicable after the Confirmation Date, each Target Debtor may either: i) be reincorporated in the State of Delaware by means of a merger with and into a Delaware corporation formed for the purpose of effecting such reincorporation merger; or ii) retain its corporate citizenship and charter. The term "Post Confirmation Debtor" also refers to either: i) a surviving Delaware corporations subsequent to the completion of the reincorporation mergers: or ii) the resulting entity after a merger with the prospective private entity, which merger enables the private entity to issue its securities to those entitled to same under the Plan, as the Plan Shares. In such case, each Post Confirmation Debtor is, at the minimum, a successor of that Debtor under sections 1123 and 1145 of the Bankruptcy Code.

                                   ARTICLE IV

                      TREATMENT OF ADMINISTRATIVE EXPENSES

                             AND PRIORITY TAX CLAIMS

         4.01 Administrative Expenses All Administrative Expenses shall be treated as follows:

                  (e) Payment of HFG's Allowed Administrative Expense The Allowed Administrative Expenses of HFG will be paid in accordance with the promissory notes executed by each of the Debtors as per sub part (d)(ii) or HFG may receive 70% of the Plan Shares issued regarding each of the Debtors in full satisfaction of its Administrative Expense, if HFG files an election to receive such treatment. HFG shall make such election on or before the date which is thirty days prior to the hearing on confirmation of the Plan.


MODIFICATION TO THE DEBTORS JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS DATED AUGUST 21, 2000 - Page - 2

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         5.02     Class 2 - General Unsecured Claims

                  (b) Treatment Each holder of an Allowed General Unsecured Claim shall be entitled to receive:

                  (ii) its pro rata portion of the Plan Shares issued regarding each of the six (6) Post Confirmation Debtors. The pro rata portion for distribution of Plan Shares as to each Post Confirmation Debtor shall be determined by cumulating all non repetitive claims against the Debtors (whether claims are repetitive by means of the filing of multiple proofs of claims or by virtue of guarantees of indebtedness between Debtors) and treat them as if they were claims against one entity. Distributions will then be based on the ratio their claim bears to all Allowed Class 2 General Unsecured Claims.

                                  ARTICLE VIII

                         TREATMENT OF THE TARGET DEBTORS

         8.01 Continued Corporate Existence and Future Governance. If HFG elects to receive Plan Shares under the Plan in payment of its Allowed Administrative Expenses Claim, then the following provisions of the Plan shall apply:

         (a) Each of the Target Debtors' corporate existence shall continue post confirmation as necessary to effect a reverse merger or acquisition. The respective states of incorporation of each Post Confirmation Debtor may, at the Post Confirmation Debtor's discretion exercised solely by its Board of Directors, be changed from their state of incorporation to the State of Delaware by means of a merger with and into a Delaware corporation formed for the purpose of effecting such reincorporation merger. Subsequent to confirmation, regardless of whether or not achieved by reincorporation mergers, Global will be known as "Shepherd Food Equipment, Inc. Acquisition Corp.", Hospitality will be known as " Hospitality Companies, Inc. Acquisition Corp.", Nor-Tex will be known as "Nor-Tex Distributing, Inc. Acquisition Corp.", Precision will be known as "HCI Acquisition 1998-2, Inc. Acquisition Corp.", Relco will be known as " Shackelford, Incorporated Acquisition Corp." and Spener will be known as "HCI
Acquisition 1998-1, Inc. Acquisition Corp." In the case of a reincorporation merger, each Post Confirmation Debtor will continue its corporate existence as a Delaware corporation and will be governed by the General Corporation Law of Delaware, its Delaware Certificate and its New Bylaws. Otherwise, each Post Confirmation Debtor will retain its prior corporate citizenship, certificates and bylaws. Each Post Confirmation Debtor shall be responsible for any and all costs or liabilities that it incurs from and after the Confirmation Date.

         (b) The Post Confirmation Debtors, upon Consummation of the Plan, will not have any liability for any pre-petition or pre-confirmation debts or liabilities of any of the Debtors or obligations of the Creditors Trust other than issuance of the Plan Shares as provided herein. The Creditors Trust shall not have any liability for any debts or liabilities of the Post Confirmation Debtors to any entity which arise post-confirmation and/or as a result of or in connection with the recapitalization contemplated by the Plan. In the event that any such debts or liabilities of a Post Confirmation Debtor which arises post-confirmation, is asserted against the Creditors Trust, that Post Confirmation Debtors shall be liable for the payment of such debts and shall indemnify the Creditors Trust from any costs or liabilities incurred by the Creditors Trust as a result of the activities of that Post Confirmation Debtors, reimbursement for such costs and liabilities being paid to the Creditors Trust as same are incurred. Nothing herein shall imply any responsibility or liability of one Post Confirmation Debtor for any post confirmation debts of another Post Confirmation Debtor, whether asserted against the Creditors Trust or against a different Post Confirmation Debtor.


MODIFICATION TO THE DEBTORS JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS DATED AUGUST 21, 2000 - Page - 3

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         (c)      The  Delaware  Certificates,  if a  reincorporation  merger is utilized, will differ from that Target Debtor's current charters in certain respects. A reincorporation merger will authorize the issuance of 40,000,000 shares of common stock. Copies of the form of the proposed Delaware Certificates or amendments to the current Articles of Incorporation and the New Bylaws will be supplied by HFG to the Target Debtors' attorney at least 10 days prior to the hearing on confirmation and may be obtained by contacting the Target Debtors' attorney. The officers of each Post Confirmation Debtor will take all corporate action necessary to adopt the Delaware Certificates and the Delaware Bylaws following the Confirmation Date, if the reincorporation merger option is taken as to that Post Confirmation Debtor.

         (d) The entry of the Confirmation Order will be deemed to meet all necessary shareholder approval requirements under any applicable law of the respective states of incorporation of each Target Debtor and Delaware law necessary to complete the reincorporation mergers, if such procedure is utilized or to amend its corporate charter to meet the requirements of the Plan. The restrictions set forth in section 1123 (a)(6) of the Bankruptcy Code as to preferred stock and non-voting equity will either be incorporated into the Delaware charters or will be added to the existing charters. Each officer of each Post Confirmation Debtor will be authorized to file all necessary documentation to effectuate the transactions contemplated by the Plan.

         (e) In addition to meeting any shareholder approval requirements set forth in applicable state law, any amendments, modifications, restatements or other changes with respect to the charter of any Post Confirmation Debtor following the Effective Date and prior to the completion of the reverse merger or acquisition transactions, including any reverse common stock splits, shall be approved by a majority of the Plan Shares. However, any modifications to any Post Confirmation Debtor's charter during such period, required to effectuate a reverse merger or acquisition shall not require approval pursuant to state law, other than Board approval, so long as such modification to effectuate the reverse merger or acquisition does not change the distribution percentage of Plan Shares between HFG and Class 2 General Unsecured Creditors pursuant to this Plan or otherwise affect any obligation or requirement set forth in this Plan.

         8.02     The Reverse Merger or Acquisition

         (a) Although none of the Post Confirmation Debtors will have any significant assets or operations, they will each possess a shareholder base which makes them attractive acquisition or merger candidates to operating privately-held corporations seeking to become publicly-held. Such merger or acquisition transactions are typically referred to as "reverse mergers" or "reverse acquisitions." The terms "reverse merger" or "reverse acquisition" as used in this Plan are intended to permit any kind of business combination, including a stock exchange, which would benefit the shareholders of a Post Confirmation Debtor by allowing them to own an interest in a viable, operating business enterprise. Also, expressly included is a merger transaction, wherein the shares of the private corporate entity are issued as Plan Shares. Any such private corporate entity shall thereby become a successor to the Debtor pursuant to ss. 1145(a)(1) of the Bankruptcy Code. Any intermediate step, such as issuance of uncertificated Plan Shares of the Debtor in conjunction with the necessary documentation of a direct merger wherein the Plan Shares issued are those of a successor, are also authorized under ss. 1145 of the Bankruptcy Code.


MODIFICATION TO THE DEBTORS JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS DATED AUGUST 21, 2000 - Page - 4

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         8.03     Distribution of the Plan Shares.

         (a) Each reverse merger of acquisition of a Post Confirmation Debtor will include the issuance of a sufficient number of Plan Shares to meet the requirements of the Plan. Such number is estimated to be approximately 500,000 Plan Shares relative to each Post Confirmation Debtor. The Plan Shares shall all be of the same class. The Plan Shares will be issued relative to each Post Confirmation Debtor as soon as practicable after the Creditors Trustee has
(i) determined all Allowed Class 2 General Unsecured Claims and calculated the exact number of Plan Shares to be issued to HFG and the holders of Allowed Class 2 General Unsecured Claims and (ii) delivered to HFG the list described in
Section 8.03(b) below. Plan Shares relative to each Post Confirmation Debtor will be issued to HFG in exchange for the release of its rights to an Administrative Claim and an Unsecured Claim and for the performance of certain services and the payment of certain fees related to the anticipated reverse merger or acquisition transactions described in the Plan. The remaining Plan Share relative to each Post Confirmation Debtor will be issued to holders of Allowed Unsecured Claims on a pro rata basis. One full share will be issued in lieu of any fractional share. The Creditors Trust shall bear the cost of the claims allowance process. The Post Confirmation Debtors shall bear the cost of issuing the Plan Shares.

         (b) Each Post Confirmation Debtor, in its sole discretion, may issue Plan Shares in multiple phases prior to the completion of the claims allowance process, upon receipt of the following information to be delivered by the Creditors Trustee to the Post Confirmation Debtors no later than 90 days after the Effective Date:

                                    (i)      a listing of the holders of Allowed
                           General Unsecured Claims and the amounts of such Claims.

                                    (ii)     a  listing  of  those   holders  of
                           General Unsecured Claims subject to objection and the amounts of their asserted Claims and the amount of recovery sought in any Debtors Action.

Such information will enable the Creditors Trustee and each Post Confirmation Debtor to properly take into account all asserted claims.

    Dated: _________________, 2000

                                     HOSPITALITY COMPANIES, INC.


                                     By:  /s/ Stephen T. Melton
                                        ----------------------------------------
                                        Stephen T. Melton, President


                                     HCI   ACQUISITION    1998-1,   INC.   d/b/a
                                     RESTAURANT  EQUIPMENT  &  SUPPLY CO., d/b/a
                                     SPENER RESTAURANT DESIGN


                                     By:  /s/ Stephen T. Melton
                                        ----------------------------------------
                                        Stephen T. Melton, President


                                     HCI   ACQUISITION    1998-2,   INC.   d/b/a
                                     PRECISION STAINLESS FABRICATORS


                                     By:  /s/ Stephen T. Melton
                                        ----------------------------------------
                                         Stephen T. Melton, President


MODIFICATION TO THE DEBTORS JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS DATED AUGUST 21, 2000 - Page - 5

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                                     NOR-TEX DISTRIBUTING, INC.


                                     By:  /s/ Stephen T. Melton
                                        ----------------------------------------
                                        Stephen T. Melton, President


                                     SHACKELFORD, INC. d/b/a RELCO REFRIGERATION
                                     CO.


                                     By:  /s/ Stephen T. Melton
                                        ----------------------------------------
                                        Stephen T. Melton, President


                                     SHEPHERD  FOOD EQUIPMENT, INC. d/b/a GLOBAL
                                     SHEPHERD FOOD


                                     By:  /s/ Stephen T. Melton
                                        ----------------------------------------
                                        Stephen T. Melton, President


MODIFICATION TO THE DEBTORS JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS DATED AUGUST 21, 2000 - Page - 6

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                                  ADDENDUM TO B


         All references in the Joint Plan to the Allowed Bank of America Secured Claim shall be changed to the Bank of America Allowed Secured Claim. The liens, security interests and rights afforded to Bank of America by the Cash Collateral Order shall be assumed by the Creditors Trust.

         The Plan is modified to expressly exclude from the definition of "Executory Contracts" the Loan Portfolio by the Debtor. Such Loan Portfolio consists of the obligations and payments owed to the Debtor under its loan and/or leasing agreements with third parties primarily through Shackelford and Nor-Tex.